AMENDMENT NO. 4 TO
NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT NO. 4 (this “Amendment No. 4”) is made and entered into as of September 20, 2023, and amends that certain Note and Warrant Purchase Agreement, dated as of February 21, 2023 (as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of May 1, 2023, that certain Amendment No. 2 to Note and Warrant Purchase Agreement, dated as of June 12, 2023, and that certain Amendment No. 3 to Note and Warrant Purchase Agreement, dated as of June 28, 2023, and as may be further amended or modified from time to time, the “Agreement”), by and among Gelesis Holdings, Inc. a Delaware corporation (the “Company”), Gelesis, Inc., a Delaware corporation (the “Co-Issuer”), Gelesis 2012, Inc., a Delaware corporation (“Gelesis 2012”), and Gelesis, LLC, a Delaware limited liability company (together with Gelesis 2012, any other grantors party to the Security Agreement from time to time, the Company and the Co-Issuer, the “Note Parties”), and PureTech Health LLC (the “Initial Investor”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Initial Investor owns $5.0 million principal amount of the Initial Note and $5.35 million principal amount of Additional Notes, which are all of the Notes that have been issued pursuant to the Agreement prior to this Amendment No. 4;

WHEREAS, the Company desires to increase the aggregate principal amount of Additional Notes issuable pursuant to the Agreement to $6.85 million and to sell and issue to the Initial Investor, and the Initial Investor desires to purchase from the Company, an additional $1.5 million aggregate principal amount of the Additional Notes, and the Company and Initial Investor desire to amend the Agreement to permit such increase, issuance and sale; and

WHEREAS, as the date hereof, the Initial Investor holds all Notes heretofore issued and outstanding pursuant to the Agreement and may, pursuant to Section 14.8 of the Agreement, consent to (i) amend the Agreement to increase the aggregate principal amount of Additional Notes Amount by $1.5 million, and (ii) permit the issuance and sale of $1.5 million aggregate principal amount of the Additional Notes subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
Amendments.

(a) The following paragraph is hereby inserted as Section 1(g) of the Agreement immediately after Section 1(f), and Section 1(g) through 1(ddd) are hereby renumbered as Sections 1(h) through 1(eee):

“(g) “Amendment No. 3” shall mean that certain Amendment No. 3 to Note and Warrant Purchase Agreement, dated as of June 28, 2023, by and among the Initial Investor and the Note Parties party thereto.”

(b) Section 1(k) of the Agreement is hereby amended and restated in its entirety as follows:

“(k) “Closing” shall mean the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing or any Subsequent Closing.”

(c) Section 1(hh) of the Agreement is hereby amended and restated in its entirety as follows:

“(hh) “Maturity Date” shall mean March 31, 2024.”

(d) Section 1(kk) of the Agreement is hereby amended and restated in its entirety as follows:

“(kk) “Note Documents” shall mean this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, the Notes, the Limited Waiver, the Warrants, the Security Agreement and each other Collateral Document.”

(e) Section 1(ll) of the Agreement is hereby amended and restated in its entirety as follows:

“(ll) “Notes” shall mean all Convertible Senior Secured Notes due March 31, 2024 issued to the Investors pursuant to Section 2.1 through Section 2.3 below, the form of which is attached hereto as Exhibit C, including the Initial Notes, the Additional Notes and the Other Investor Notes considered as a single series.”

(f) Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

“(a) The aggregate principal amount of additional Notes (the “Additional Notes”) issuable to the Initial Investor pursuant to this Agreement is $6.85 million (the “Aggregate Principal Amount of Additional Notes”).

(b) In return for Consideration in the amount of $2.0 million paid by the Initial Investor, the Company sold and issued to the Initial Investor, and the Initial Investor purchased Additional Notes in the aggregate principal amount of $2.0 million (the “First Issuance of Additional Notes”) on the Second Closing Date (as defined below).

(c) In return for Consideration in the amount of $350,000 paid by the Initial Investor, the Company sold and issued to the Initial Investor, and the Initial Investor purchased Additional Notes in the aggregate principal amount of $350,000 million on the Third Closing Date (as defined below).

(d) In return for Consideration in the amount of $3.0 million paid by the Initial Investor, the Company sold and issued to the Initial Investor, and the Initial Investor purchased Additional Notes in the aggregate principal amount of $3.0 million on the Fourth Closing Date (as defined below).

(e) In return for Consideration in the amount of $1.5 million paid by the Initial Investor, the Company shall sell and issue to the Initial Investor, and the Initial Investor shall purchase Additional Notes in aggregate principal amount of $1.5 million on the Fifth Closing Date (as defined below), which shall be the final borrowing of Additional Notes.”

(g) Section 2.4 of the Agreement is hereby amended and restated in its entirety as follows:

“2.4 Several Obligations; Maximum Principal Amount. The obligations of the Initial Investors and any other investor to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed of the sum of (i) $5,000,000 aggregate principal amount of Initial Notes sold pursuant to Section 2.1 on the First Closing Date in accordance with Section 4.1 below, (ii) $6,850,000 aggregate principal amount of Additional Notes sold to the Initial Investor pursuant to Section 2.2 on the Additional Closing Dates (as defined below) in accordance with Section 4.2 below, (iii) (A) up to $40,000,000 aggregate principal amount of Other Investor Notes to be offered and sold to Other Investors pursuant to Section 2.3(a) and (B) up to such aggregate principal amount of Other Investor Notes to be offered and sold to the Initial Investor pursuant to Section 2.3(b), at one or more Subsequent Closings (as defined below) in accordance with Section 4.3.”

(h) The first sentence of Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Upon an Investor’s purchase of Notes, and in return for the Company’s receipt of the Consideration for such Notes, at the Closing for such purchase, the Company shall deliver to such Investor a Warrant to purchase Common Stock in the applicable Warrant Coverage Amount for each Note; provided that no Warrants shall be issued or delivered to the Initial Investor in connection with Additional Notes purchased by the Initial Investor at the Fourth Closing (as defined below) or at the Fifth Closing (as defined below).”

(i) Section 4.2 of the Agreement is hereby amended and restated in its entirety as follows:

“4.2 Additional Closings. The Closing of the First Issuance of Additional Notes in aggregate principal amount of $2.0 million (the “Second Closing”) occurred on May 1, 2023 (the “Second Closing Date”). The closing of the issuance of $350,000 aggregate principal amount of Additional Notes (the “Third Closing”) occurred on May 26, 2023 (the “Third Closing Date”). The closing of the issuance of $3.0 million aggregate principal amount of Additional Notes (the “Fourth Closing”) occurred on June 12, 2023 (the “Fourth Closing Date”). The closing of the issuance of $1.5 million aggregate principal amount of Additional Notes (the “Fifth Closing” and together with the Second Closing, the Third Closing and the Fourth Closing, the “Additional Closings” and each an “Additional Closing”) shall take place on September 20, 2023 (the “Fifth

Closing Date” and together with the Second Closing Date, the Third Closing Date and the Fourth Closing Date, the “Additional Closing Dates” and each an “Additional Closing Date”) in return for the Consideration therefor paid by the Initial Investor. The Fifth Closing shall take place at such location as shall be mutually agreed upon orally or in writing by the Company and the Initial Investor.”

2.
Representations and Warranties. The Note Parties hereby represent and warrant to the Initial Investor as follows:
2.1
No Default. At and as of the date of this Amendment No. 4 and both immediately prior to and immediately after giving effect to this Amendment No. 4, no Event of Default is continuing.
2.2
Representations and Warranties True and Correct. At and as of the date of this Amendment No. 4 and both immediately prior to and immediately after giving effect to this Amendment No. 4, each of the representations and warranties made by each Note Party contained in the Agreement and other Note Documents is true and correct in all material respects (without duplication of any materiality qualifiers contained therein) (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date).
3.
The Fourth Issuance of Additional Notes. The parties hereto acknowledge and agree that (a) the Company’s entry into this Amendment No. 4 shall constitute a request from the Company to the Initial Investor that the Initial Investor purchase $1.5 million of Additional Notes (the “Fourth Issuance of Additional Notes”) and (b) the Initial Investor’s entry into this Amendment No. 4 shall constitute its agreement to purchase such Additional Notes and its waiver of the Additional Notes Purchase Conditions with respect to the Fourth Issuance of Additional Notes. The Additional Notes to be issued in the Fourth Issuance of Additional Notes shall: (x) be issued as a Convertible Senior Secured Promissory Note under the Agreement, and such Additional Notes will be a single class with all Notes, including the Initial Notes and all Additional Notes issued prior to the date hereof, for all purposes under the Agreement, including, without limitation, with respect to waivers, amendments and redemptions; and (y) accrue interest from September 20, 2023.
4.
Consent. For the avoidance of doubt, the Initial Investor hereby consents to the funding of the Fourth Issuance of Additional Notes for purposes of Sections 5.1(b)(iv)(B), 5.1(b)(vi) and 5.1(b)(x) of the Merger Agreement.
5.
No Additional Warrants. On the Fifth Closing Date, no additional Warrants shall be issued or delivered by the Company to the Initial Investor, as per Section 3.1 of the Agreement (as amended by this Amendment No. 4).
6.
Conditions to Closing. As of the Fifth Closing Date, all applicable conditions under Section 7 of the Agreement have been satisfied by the Note Parties or waived by the Initial Investor.

7.
Schedule of Investors. The Schedule of Investors is updated as set forth on Schedule I hereto.
8.
Limitation of Amendment. This Amendment No. 4 is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Note Document (as defined in the Security Agreement), or (b) otherwise prejudice any right or remedy which any Investor may now have or may have in the future under or in connection with any Note Document.
9.
Ratification of the Agreement; Reaffirmation.
9.1
The Agreement and the other Note Documents are in all respects reaffirmed, ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment No. 4 is a Note Document and shall form a part of the Agreement for all purposes, and every holder of a Note heretofore or hereafter issued and delivered shall be bound hereby.
9.2
The Note Parties hereby expressly (1) reaffirm, ratify and confirm the grant of security under Section 2 of the Security Agreement, and (2) reaffirm that such grant of security in the Collateral secures all Secured Obligations under the Agreement, including without limitation the Note issued on the Fifth Closing Date, and with effect from (and including) the Fifth Closing Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Agreement, as amended by this Amendment No. 4, and the other Note Documents.
9.3
This Amendment No. 4 is not a novation and the terms and conditions of this Amendment No. 4 shall be in addition to and supplemental to all terms and conditions set forth in the Note Documents that are not otherwise amended hereby. Nothing in this Amendment No. 4 is intended, or shall be construed, to constitute an accord and satisfaction of Note Parties’ Secured Obligations under or in connection with the Agreement and any other Note Document or to modify, affect or impair the perfection or continuity of the Initial Investor’s security interest in, security titles to or other liens on any Collateral for the Secured Obligations.
10.
Governing Law. This Amendment No. 4 and any controversy arising out of or relating to this Amendment No. 4 shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters (including contract law, tort law and matters of fraud) shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
11.
Counterparts. This Amendment No. 4 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000,

e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the date first written above.

GELESIS HOLDINGS, INC.:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, INC.:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS 2012, INC.:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, LLC:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 to Note and Warrant Purchase Agreement]

PURETECH HEALTH LLC:

By:/s/ Bharatt Chowrira
Name: Bharatt Chowrira
Title: Chief Executive Officer

Address for Notices:

PureTech Health LLC

6 Tide Street, Suite 400

Boston, MA 02210

Attention: Legal Department

[Signature Page to Amendment No. 4 to Note and Warrant Purchase Agreement]

Schedule I

Schedule of Investors

Investor	Total Consideration	Principal Balance of Convertible Senior Secured Notes Purchased
PureTech Health LLC	$5,000,000	$5,000,000
PureTech Health LLC	$2,000,000	$2,000,000
PureTech Health LLC	$350,000	$350,000
PureTech Health LLC	$3,000,000	$3,000,000
PureTech Health LLC	$1,500,000	$1,500,000

Other Investors	Total Consideration	Principal Balance of Convertible Senior Secured Notes Purchased